[LOGO]  Kronick                                        Officers/Shareholders
        Kalada
        Berdy & Co.                                    Donald M. Kronick, CPA
        A Professional Corporation                     Joseph J. Kalada, CPA
                                                       Paul Berdy, CPA
Certified Public Accountants                           William R. Lazor, CPA/PFS
                                                       Deborah A. Eastwood, CPA
                                                       Kevin R. Foley, CPA
                                                       William Fromel, CPA
                                                       Mario Ercolani, CPA




                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiaries on Form S-8 of our report dated October 28, 2002 incorporated by reference in the 10-KSB for the year ended September 30, 2002.


                                        /s/Kronick Kalada Berdy & Co.


Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 20, 2002


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REPLY TO:  190 Lathrop Street - Kingston, PA 18704 - (570) 283-2727 - (570) 283-1670 Telefax
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        101 West Broad Street                           24 N. Seventh Street
         Hazleton, PA 18201                            Stroudsburg, PA 18360
          (570) 459-1373                                  (570) 420-9500
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